EXHIBIT 99.1

MEDIA RELEASE

For Immediate Release:  October 14, 2020

For more information:  Dave Anderson, EVP/COO

(954) 532-4653 Ext. 102

Basanite Industries Announces Receipt of Patent Pending for BasaFlexTM

POMPANO BEACH, FL, October 14, 2020 (OTC NEWSWIRE) Basanite Industries, LLC. a wholly owned subsidiary of Basanite, Inc. (OTCQB: BASA), (hereafter referred to as “Basanite” or the “Company”) today announced it has been granted Patent Pending status by the U.S. Patent Office and Trademark Office for its BasaFlexTM line of enhanced Basalt Fiber Reinforced Polymer (BFRP) composite rebar products.

About BasaFlex™:  BasaFlexTM, a composite reinforcement bar or “rebar,” is a state-of-the-art, sustainable alternative to steel in concrete reinforcement.  BasaFlexTM is engineered to add intrinsic value in a concrete structure by eliminating corrosion problems associated with typical steel reinforcement – saving both time and money over the lifecycle of a concrete structure.  BasaFlexTM has a 100-year design life; is non-corrosive; is just 25% of the weight of steel but has a strength to weight ratio 2.5 times greater; is transparent to magnetic fields, radar frequencies and other high electro-magnetic fields; is both electrically and thermally non-conductive; and is easy to use and much safer to handle on the job site.  Because of its core advantages and competitive price point, Basanite believes BasaFlexTM will become the construction industry’s #1 choice in concrete reinforcement.

As America begins to address rebuilding and repairing its bridges, tunnels, highways, dams, ports, buildings and other structures, Basanite is striving to take the lead in the next generation of infrastructure technology, with the availability of its highly engineered, green and sustainable concrete reinforcement products.  The many advantages of all Basanite’s Basalt fiber-based products are clearly understood by the construction industry and each represents the best value proposition for the future.

About Basanite, Inc. and Basanite Industries: Basanite Industries, LLC, a wholly owned subsidiary of Basanite, Inc. (OTCQB: BASA), a publicly traded company with primary interests in the manufacture of composite reinforcement products made from Basalt fiber reinforced polymers (BFRP).

Basanite Industries is positioned to become the industry leading supplier of engineered BFRP composite products for the concrete industry.  The Company today is running full single shift manufacturing operations and is engaged in a process to expand both its operational capacity and capabilities.  Because of strong market demand indications, the company is planning for two-shift operations prior to the end of 2020. And with impending major orders, Basanite is working towards a significant plant capacity expansion for early in 2021.

2041 NW 15th Avenue  I  Pompano Beach, FL 33069  I  954.532.4653
www.BasaniteIndustries.com

Forward-looking statements:  This release contains the company's forward-looking statements which are based on management's current expectations and assumptions as of September 8, 2020, regarding the company's business and performance, its prospects, current factors, the economy, and other future conditions and forecasts of future events, circumstances, and results and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “goal,” “feel,” "may," “plan,” "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  All forward-looking statements in this press release reflect Basanite’s current analysis of existing trends and information and represent Basanite’s judgment only as of the date of this press release.  Actual results may differ materially from current expectations based on a number of factors affecting Basanite’s business.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Basanite (including the risk of us continuing as a going concern), please see our Annual Report on Form 10-K for the year ended December 31, 2019, including but not limited to the discussion under "Risk Factors" therein, which we filed with the Securities and Exchange Commission on April 6, 2020 and may be viewed at http://www.sec.gov.

2041 NW 15th Avenue  I  Pompano Beach, FL 33069  I  954.532.4653
www.BasaniteIndustries.com